UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2008

MORGAN STANLEY
(Exact name of registrant as specified in charter)

DELAWARE	1-11758	36-3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former name or former address, if changed since last report)

___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Securities Purchase Agreement

     As previously announced, Morgan Stanley (the “Company”) agreed to be part of the initial group of institutions in which the U.S. Department of the Treasury (the “Treasury Department”) will purchase an equity stake as a part of the “TARP Capital Purchase Program.” On October 26, 2008, the Company entered into a Securities Purchase Agreement - Standard Terms (the “Purchase Agreement”) by and between the Company and the Treasury Department pursuant to which, among other things, the Company would issue and sell to the Treasury Department, and the Treasury Department would purchase, for an aggregate purchase price of $10,000,000,000 (the “Purchase Price”), (i) 10,000,000 shares of Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company (the “Series D Preferred Stock”) and (ii) a warrant to purchase up to 65,245,759 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Warrant” and, together with the Series D Preferred Stock, the “Securities”).

     Following execution of the Purchase Agreement, on October 28, 2008 (the “Issue Date”), the Company and the Treasury Department completed the purchase and sale of the Securities.

     The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Series D Preferred Stock

     The terms, rights, obligations, and preferences of the Series D Preferred Stock are set forth in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Series D CoD”), an executed copy of which was filed with the Secretary of State of the State of Delaware on October 28, 2008. Dividends on the Series D Preferred Stock are payable, on a cumulative compounding basis, out of assets legally available therefor, in cash, at the rate per annum of 5% of the liquidation preference of $1,000 per share (the “Liquidation Preference”) until the fifth anniversary of the issuance date, and at the rate per annum of 9% of the Liquidation Preference thereafter. Declared dividends on the Series D Preferred Stock will be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009. The Company is prohibited from paying any dividend with respect to shares of Common Stock, other junior securities or preferred stock ranking pari passu with the Series D Preferred Stock or repurchasing or redeeming any shares of Common Stock, other junior securities or preferred stock ranking pari passu with the Series D Preferred Stock in any quarter unless all accrued and unpaid dividends are paid on the Series D Preferred Stock for all past dividend periods (including the latest completed dividend period), subject to certain limited exceptions.

The Series D Preferred Stock may not be redeemed by the Company prior to October 28, 2011, except with the proceeds from the sale and issuance for cash of perpetual preferred stock, Common Stock or any combination of such stock that, in each case, qualify as and may be included as Tier 1 capital of the Company pursuant to applicable risk-based capital guidelines (each such issuance, a “Qualified Equity Offering”). On or after October 28, 2011, the Company may, at its option, redeem, in whole or in part from time to time, the shares of the Series D Preferred Stock then outstanding. Any redemption of the Series D Preferred Stock shall be at a redemption price equal to (i) the Liquidation Preference per share plus (ii) any accrued and unpaid dividends. Holders of the Series D Preferred Stock do not have any right to require the redemption or repurchase of any shares of the Series D Preferred Stock. Any redemption of the Series D Preferred Stock shall also be subject to the approval of the Board of Governors of the Federal Reserve System.

     Holders of the Series D Preferred Stock and other qualifying voting preferred stock will be entitled to vote for the election of two additional members of the Company’s Board of Directors if dividends have not been declared and paid for the equivalent of six or more quarters, whether or not consecutive. These voting rights will continue until all accrued and unpaid dividends on the Series D Preferred Stock for all past dividend periods have been fully paid. Other than the aforementioned rights, holders of the Series D Preferred Stock do not have any voting rights, including the right to elect any directors, other than limited voting rights with respect to matters affecting the rights

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and privileges of the Series D Preferred Stock or the creation of preferred stock senior to the Series D Preferred Stock.

The description of the Series D Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Series D CoD, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Warrant

     The terms and conditions of the Warrant are set forth in the warrant certificate (the “Warrant Certificate”) issued by the Company to the Treasury Department and in the Purchase Agreement. Under the terms of the Warrant Certificate, the Warrant will be exercisable for up to 65,245,759 shares of Common Stock. The initial exercise price of the Warrant is $22.99 per share. The ultimate number of shares of Common Stock to be issued under the terms of the Warrant and the exercise price of the Warrant are subject to certain adjustments as set forth in the Warrant Certificate, including among others, upon the issuances, in certain circumstances, of Common Stock or securities convertible into Common Stock. Under the terms of the Warrant, the number of shares of Common Stock underlying the Warrant then held by the Treasury Department will be reduced by the number of shares equal to half the initial number of shares underlying the Warrant on the Issue Date if the Company receives aggregate gross proceeds of at least 100% of the aggregate Liquidation Preference of the Series D Preferred Stock from one or more Qualified Equity Offerings prior to December 31, 2009.

The Warrant will have a term of 10 years.  The Warrant may be exercisable at any time, in whole or in part, except that the Treasury Department may not exercise the Warrant for, or transfer the Warrant with respect to, more than half of the initial shares of Common Stock underlying the Warrant prior to the earlier of (i) the date on which the Company receives aggregate gross proceeds of not less than the Purchase Price from one or more Qualified Equity Offerings and (ii) December 31, 2009.

During the term of the Warrant, if at any time the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury Department may cause the Company to exchange all or a portion of the Warrant for another economic interest of the Company (determined by the Treasury Department in consultation with the Company) classified as permanent equity under U.S. GAAP with an equivalent fair market value.

The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant Certificate, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 3.02.    Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

In connection with the Purchase Agreement, on October 28, 2008, the Company completed the sale of the Securities to the Treasury Department for an aggregate purchase price of $10,000,000,000, consisting of: (i) 10,000,000 shares of the Series D Preferred Stock and (ii) the Warrant.

The issuance and sale of the Securities is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03.    Material Modification to Rights of Security Holders

Pursuant to the Purchase Agreement, on October 28, 2008, the Company issued 10,000,000 shares of its Series D Preferred Stock. The holders of the Series D Preferred Stock will have preferential dividend and liquidation rights over the holders of Common Stock. The applicable terms and preferences attached to the Series D Preferred Stock are more fully described in Item 1.01 above, and are contained in the Series D CoD, which was filed with the Secretary of State of the State of Delaware on October 28, 2008.

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     The above summary is qualified in its entirety by reference to the full text of the Series D CoD, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 hereof with respect to the Series D CoD is incorporated herein by reference.

On October 28, 2008, the Company filed the Series D CoD with the Secretary of State of the State of Delaware for the purpose of amending its Amended and Restated Certificate of Incorporation to establish the terms, rights, obligations and preferences of the Series D Preferred Stock. The Series D CoD became effective with the Delaware Secretary of State upon filing. This description is qualified in its entirety by reference to the full text of the Series D CoD, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.    Other Events

The Company has entered into amendments, each dated as of October 27, 2008, to (i) the Securities Purchase Agreement, dated as of December 19, 2007, between the Company and Best Investment Corporation, and (ii) the Investor Agreement, dated as of October 13, 2008, between the Company and Mitsubishi UFJ Financial Group, Inc., in order to clarify the preemptive rights granted by the Company to such parties under such agreements.  The full texts of the amendments are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D

10.1	Securities Purchase Agreement – Standard Terms

10.2	Warrant issued by the Company to the U.S. Department of the Treasury, dated as of October 28, 2008

99.1	Amendment, dated as of October 27, 2008, to the Securities Purchase Agreement, dated as of December 19, 2007, between the Company and Best Investment Corporation

99.2	Amendment, dated as of October 27, 2008, to the Investor Agreement, dated as of October 13, 2008, between the Company and Mitsubishi UFJ Financial Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date:	October 30, 2008	By:	/s/ MARTIN M. COHEN
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D

10.1	Securities Purchase Agreement – Standard Terms

10.2	Warrant issued by the Company to the U.S. Department of the Treasury, dated as of October 28, 2008

99.1	Amendment, dated as of October 27, 2008, to the Securities Purchase Agreement, dated as of December 19, 2007, between the Company and Best Investment Corporation

99.2	Amendment, dated as of October 27, 2008, to the Investor Agreement, dated as of October 13, 2008, between the Company and Mitsubishi UFJ Financial Group, Inc.